SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

iled by the Registrant     |X|1
iled by a Party other than the Registrant |_|2

heck the appropriate box:
_|  Preliminary Proxy Statement
                                               |_|  Confidential, for Use of the
                                                    Commission Only (as
                                                    permitted by Rule 14a-6(e)
                                                   (2))
X|  Definitive Proxy Statement
_|  Definitive Additional Materials
_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            AlphaNet Solutions, Inc.
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
      |X|  No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      (5) Total fee paid:
--------------------------------------------------------------------------------
      |_|  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
      (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
      (2)  Form, Schedule or Registration Statement no.:
--------------------------------------------------------------------------------
      (3)  Filing Party:
--------------------------------------------------------------------------------
      (4)  Date Filed:
--------------------------------------------------------------------------------

                            ALPHANET SOLUTIONS, INC.
--------------------------------------------------------------------------------
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927



                                                                April 16, 1999

To Our Shareholders:

           You are most cordially invited to attend the 1999 Annual Meeting of Shareholders of AlphaNet Solutions, Inc. at 9:00 A.M., local time, on Thursday, May 20, 1999 at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey.

           The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented to the meeting.

           It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

           Thank you for your continued support.


                                   Sincerely,

                                  /s/Stan Gang
                                  ----------------------------------
                                    Stan Gang
                                    Chairman of the Board, President
                                    and Chief Executive Officer

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 20, 1999

                         -------------------------------


           The Annual Meeting of Shareholders (the "Meeting") of AlphaNet Solutions, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey, on Thursday, May 20, 1999, at 9:00 A.M., local time, for the following purposes:

(1) To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To approve a proposal to amend the 1995 Non-Employee Director Stock Option Plan;

(3)        To  ratify  the   appointment   of   PricewaterhouseCoopers   LLP  as
           independent accountants for the year ending December 31, 1999; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

           Holders of Common Stock of record at the close of business on April 13, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

           IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                  By Order of the Board of Directors,

                                  /s/Jack P. Adler
                                  ------------------------------------
                                  Jack P. Adler
                                    Secretary

Cedar Knolls, New Jersey
April 16, 1999

        The Company's 1998 Annual Report accompanies the Proxy Statement.

                            ALPHANET SOLUTIONS, INC.
                               7 Ridgedale Avenue
                         Cedar Knolls, New Jersey 07927

                  --------------------------------------------

                           P R O X Y  S T A T E M E N T
                  --------------------------------------------


           This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AlphaNet Solutions, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, May 20, 1999 (the "Meeting"), at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 9:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.01 par value ("Common Stock"), as of the close of business on April 13, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,251,414 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

           If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted (i) FOR the election of the five nominees named below as 1999 Nominees, (ii) FOR the approval of the proposal to amend the 1995 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"), (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999, and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

           The presence, in person or by proxy, of holders of shares of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of Directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of Directors may be taken upon the affirmative vote of shareholders possessing a majority of the shares of Common Stock represented at the Meeting, provided a quorum is present in person or by proxy.

           Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

           This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 16, 1999. The Annual Report to Shareholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 13, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 13, 1999.

                              ELECTION OF DIRECTORS

           At the Meeting, five Directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

           It is the intention of the persons named in the enclosed form of proxy to vote the shares of Common Stock represented thereby, unless otherwise specified in the proxy, for the election as Directors of the persons whose biographies appear below. In the event any of the nominees should become unavailable or unable to serve as a Director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

           The current members of the Board of Directors are as follows:


                                                                                Served as a           Positions with
Name                                                           Age             Director since         the Company
Stan Gang...............................................       64                   1984              Chairman of the Board,
                                                                                                      President and
                                                                                                      Chief Executive Officer

Michael Gang............................................       32                   1995              Director

Michael R. Bruce (1)....................................       60                   1995              Director

Richard Miller (1)......................................       40                   1998              Director

Susan H. Wolford (1)....................................       43                   1996              Director


----------------

(1) Mr. Bruce, Mr. Miller and Ms. Wolford have advised the Company that they will not stand for re-election to the Board of Directors. Each of Mr. Bruce's, Mr. Miller's and Ms. Wolford's term expires at the conclusion of the Meeting and upon the election of their respective successors.

           The following information, which has been provided by the nominees, sets forth for each of the nominees for election to the Board of Directors, his/her name, age and principal occupation or employment during the past five years, the name of the corporation or other organization, if any, in which such occupation or employment is or was carried on and the period during which such person has served as a director of the Company.

1999 NOMINEES:

           Stan Gang, 64, founded the Company and has served as Chairman of the Board, President and Chief Executive Officer of the Company since 1984. Mr. Gang has nearly 40 years of experience in the computer sales and services industry. Prior to joining the Company, Mr. Gang was employed by IBM Corporation for 10 years in technical capacities, by MAI Equipment Corporation for five years and Memorex Telex Corporation for 13 years in various management capacities.

           Michael Gang, 32, joined the Company in April 1989 as Corporate Account Manager and has been a Director of the Company since September 1995. From September 1995 through October 1997 he served as Secretary of the Company.

           Ira Cohen, 47, has, since 1988, served as a Managing Director of Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Cohen founded Updata Software, Inc. and from 1986 to 1988 served as that company's Chief Financial Officer. Mr. Cohen is also a director of Computer Learning Centers, Inc. Mr. Cohen holds a Bachelor of Science degree in Accounting from the City University of New York and is a registered Certified Public Accountant in New York and New Jersey. Mr. Cohen does not currently serve on the Company's Board of Directors.

           Donald A. Deieso, 49, is currently President and CEO of the Galileo Consulting Group, a management consulting firm focused on global energy and environmental matters. Previously, from 1997 to 1999, he was President and CEO of EA Engineering, Science, and Technology, Inc., a leading international energy and environmental management services firm. From 1989 to 1997, Dr. Deieso held several senior executive management positions at Air & Water Technologies Corporation (AWT), then one of the largest environmental and engineering firms in America, where he was President and CEO of AWT's two principal operating units. Dr. Deieso holds a Ph.D. degree from Rutgers University. Dr. Deieso does not currently serve on the Company's Board of Directors.

           Thomas F. Dorazio, 41, has, since 1995, been Vice President of Information Services for the New York State Electric and Gas Corporation ("NYSE&G") and, since 1998, Chairman of the Board of Energy East Telecommunications, Inc., a wholly-owned subsidiary of NYSE&G. Prior thereto, from 1994 to 1995, Mr. Dorazio served as Executive Assistant to the Executive Vice President of NYSE&G. Mr. Dorazio does not currently serve on the Company's Board of Directors.

           All Directors hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Other than Stan Gang and Michael Gang, who are father and son, there are no family relationships among any of the Directors and executive officers of the Company.

           The Board of Directors recommends that shareholders vote FOR each of the nominees for the Board of Directors.

Committees and Meetings of the Board
------------------------------------

           The Board of Directors has a Compensation Committee, which approves salaries and certain incentive compensation for management and key employees of the Company and which administers the Employee Stock Purchase Plan; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants; and an Option Committee, which administers the Company's 1995 Stock Plan. The Compensation Committee currently consists of Stan Gang, Mr. Bruce and Ms. Wolford. The Compensation Committee held one meeting during 1998. The Audit Committee currently consists of Stan Gang, Messrs. Bruce and Miller and Ms. Wolford. The Audit Committee held two meetings during 1998. The Option Committee currently consists of Messrs. Bruce and Miller and Ms. Wolford. The Option Committee held one meeting during 1998. There were eleven meetings of the Board of Directors during 1998, five of which were telephonic. Each incumbent Director, other than Mr. Miller, attended at least 75% of the aggregate of all meetings of the Board of Directors held during the period in which he or she served as a Director and the total number of meetings held by all committees on which he or she served during the period, if applicable.

Compensation of Directors
-------------------------

           Each of the Company's non-employee Directors currently receives compensation of $1,000 per meeting for each regularly scheduled meeting in which he or she participates. In addition, each of the non-employee members of the Board who serve on the Audit, Option and/or Compensation Committee of the Board receives a $500 fee per meeting for each regularly-scheduled Committee meeting in which such Committee member participates, as long as such Committee meeting or meetings is or are held on a day or days other than the day of a regularly-scheduled Board meeting. The Company also provides reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees. In addition, non-Employee Directors also receive stock options pursuant to the Company's Non-Employee Director Plan and Directors who are also employees are eligible to participate in the Company's 1995 Stock Plan (the "Plan"). See "Proposal to Amend the 1995 Non-Employee Director Stock Option Plan" and "Executive Compensation--1995 Stock Plan."

           On August 25, 1995, the Board of Directors and shareholders adopted the Company's Non-Employee Director Plan, effective September 1, 1995. The Non-Employee Director Plan provides for the grant of options to purchase a maximum of 100,000 shares of Common Stock of the Company to non-employee Directors of the Company. The Non-Employee Director Plan is administered by the Board of Directors. As of February 26, 1999, options to purchase an aggregate of 68,000 shares of Common Stock had been granted in accordance with the terms of such plan.

           Each person who was a Director of the Company on the effective date of the Company's initial public offering or became or becomes a Director of the Company thereafter, and who is not also an employee or officer of the Company was or shall be granted, on the effective date of such offering or the date on which he or she became or becomes a Director, whichever is later, an option to purchase 20,000 shares of Common Stock, at an exercise price per share equal to the then fair market value of the shares. All options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains a Director at the time of vesting of the installments. Each annual vesting installment of options will be reduced proportionately based on the optionee's actual attendance at Board of Directors' meetings if the optionee fails to attend at least 80% of such meetings held in any calendar year. The term of each option will be for a period of ten years from the date of grant, unless sooner terminated in accordance with the Non-Employee Director Plan. Options may not be assigned or transferred except by will or by the laws of descent and distribution, or pursuant to domestic relations order, and are exercisable to the extent vested at any time prior to the scheduled expiration date of the option. The Non-Employee Director Plan terminates on the earlier of August 31, 2005 or at such time as all shares of Common Stock currently or hereafter reserved for issuance shall have been issued.

           If the Company's proposal to amend the Non-Employee Director Plan is approved, then in lieu of the foregoing, each non-employee Director shall be granted options to purchase 5,000 shares of Common Stock upon the date on which he or she is first elected a Director, and an additional 5,000 shares of Common Stock upon the date such non-employee Director is re-elected a Director at the annual meeting of shareholders. Such options will vest immediately upon the date of grant. See "Proposal to Amend the 1995 Non-Employee Director Stock Option Plan."

                               EXECUTIVE OFFICERS

           The following table identifies the current executive  officers of the
Company:


                                                                                     Capacities in                 In Current
Name                                                         Age                      Which Served                 Position Since
----                                                         ---                      ------------                 --------------
Stan Gang.....................................................64       Chairman of the Board, President and        June 1984
                                                                       Chief Executive Officer
John Centinaro................................................43       Chief Operating Officer                     November 1998
Robert G. Petoia..............................................43       Vice President, Chief Financial Officer     January 1998
                                                                        and Treasurer
Jack P. Adler.................................................45       Vice President, Secretary and General       March 1999
                                                                       Counsel
Dennis Samuelson..............................................42       Senior Vice President - Education and IT    November 1997
                                                                       Staffing Services


           John Centinaro joined the Company in February 1992 and, since November 1998, has served as the Company's Chief Operating Officer. Previously, from 1997 to 1998, Mr. Centinaro served as Senior Vice President - Operations. Prior to joining the Company, from 1978 to 1992, Mr. Centinaro was Regional Business Operations Manager and National Account Service Manager with Memorex Telex Corporation. Mr. Centinaro is a member of the Association for Field Service Management.

           Robert G. Petoia joined the Company in January 1998 and currently serves as Vice President, Chief Financial Officer and Treasurer. Prior to joining the Company, from 1992 to 1997, Mr. Petoia served as Executive Vice President-Chief Financial Officer for Saybolt, Inc., the U.S. operating company of The Saybolt Group, an international service organization. From 1987 to 1992, Mr. Petoia served in various management capacities for certain companies within The Saybolt Group. Prior to that, from 1981 to 1987, Mr. Petoia served in the accounting firm of Arthur Andersen LLP. Mr. Petoia is a Certified Public Accountant.

           Jack P. Adler joined the Company in March 1999 and currently serves as Vice President, Secretary and General Counsel. Prior to joining the Company, from 1997 to 1999, Mr. Adler served as Senior Vice President, Secretary and General Counsel of Baltimore-based EA Engineering, Science and Technology, Inc., a leading international energy and environmental management services firm. From 1995 to 1996, Mr. Adler was a consultant to Ciba-Geigy Corporation (Novartis
AG). Prior thereto, from 1989 to 1994, Mr. Adler was Senior Vice President and General Counsel of the Research-Cottrell unit of Air & Water Technologies Corporation (AWT) and, from 1992 to 1994, Director of Litigation of AWT.

           Dennis Samuelson joined the Company in October 1989 and currently serves as Senior Vice President - Education and IT Staffing Services. Prior to joining the Company, Mr. Samuelson held various staff management positions with AT&T and was Manager of the AT&T Information Center which provided programming and support to AT&T's General Business Systems division. Mr. Samuelson is a former member of the Novell Advisory Board and a current member of the Certification Advisory Board of Sylvan Prometric. In addition, he is a former President and currently is a member of the Board of Directors of the Information Technology Training Association.

           Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

           Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

           Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's Reporting Persons received by the Company, the Company believes that all Reporting Persons filed all such reports with the SEC pursuant to Section 16(a).

                             EXECUTIVE COMPENSATION

Summary of Compensation in 1998
-------------------------------

           The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to (i) the Company's Chief Executive Officer, (ii) the four most highly compensated executive officers of the Company whose aggregate cash compensation exceeded $100,000 and who were serving as executive officers at the end of 1998, and
(iii) three additional individuals who would have fallen into category (ii) but for the fact the individuals were not serving as executive officers at the end of 1998 (collectively, the "Named Executives") during the years ended December 31, 1998, 1997 and 1996.


--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------



                                                                                 Other
                                                                           Annual
              Name and Principal                      Salary    Bonus   Compensation(1)
                   Position                    Year     ($)      ($)        ($)
                     (a)                        (b)     (c)      (d)        (e)
-------------------------------------------- --------- -------  ------   ---------

Stan Gang ..................................   1998   250,000      --        --
   Chairman of the Board, President and ....   1997   250,000      --        --
   Chief Executive .........................   1996   250,000      --        --
   Officer

John Centinaro .............................   1998   148,590      --        --
   Chief Operating Officer .................   1997   124,167    40,000      --
                                               1996    85,000      --        --

Robert G. Petoia ...........................   1998   140,000      --        --
   Vice President, Chief Financial Officer .   1997      --        --        --
   and Treasurer ...........................   1996      --        --        --

Gary S. Finkel (3) .........................   1998    48,910      --        --
   Former Vice President, ..................   1997   140,000      --        --
   Chief Financial Officer and Treasurer ...   1996   125,000    15,000      --

Bruce Flitcroft(4) .........................   1998   129,808      --        --
   Former Vice President - Network .........   1997   200,000    50,000      --
   Consulting Services .....................   1996   162,000    85,000      --

Lawrence Mahon (5) .........................   1998   155,000      --        --
   Former Vice President - National ........   1997   155,000    10,000      --
   Accounts ................................   1996   155,000      --        --

Dennis Samuelson ...........................   1998   153,846      --        --
   Senior Vice President - Education and ...   1997   150,000    40,000      --
   IT Staffing Services ....................   1996   150,000      --        --
-------------------------------------------- ------   -------   -------   -------



                                              Long-Term
                                             Compensation
                                             ------------
                                                Awards
                                                ------
                                               Securities     All
                                               Underlying    Other
    Name and Principal                          Options    Compensation(2)
        Position                                 (#)         ($)
          (a)                                    (g)         (i)
--------------------------------------------   ---------   ---------------
Stan Gang .................................       --          2,480
   Chairman of the Board, President and ....      --          3,000
   Chief Executive .........................      --          3,000
   Officer

John Centinaro .............................      --          3,200
   Chief Operating Officer .................    20,000        2,883
                                                 5,000        1,700

Robert G. Petoia ...........................    10,000        2,012
   Vice President, Chief Financial Officer .      --           --
   and Treasurer ...........................      --           --

Gary S. Finkel (3) .........................      --            939
   Former Vice President, ..................    11,500        2,954
   Chief Financial Officer and Treasurer ...     3,500        1,677

Bruce Flitcroft(4) .........................      --          2,079
   Former Vice President - Network .........    20,000        3,000
   Consulting Services .....................    10,000        3,000

Lawrence Mahon (5) .........................      --           --
   Former Vice President - National ........     5,000         --
   Accounts ................................     2,500         --

Dennis Samuelson ...........................      --          2,967
   Senior Vice President - Education and ...     7,500        3,000
   IT Staffing Services ....................     2,500        3,000
--------------------------------------------   -------      -------


---------------------


(1) The costs of certain benefits are not included because they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(2) Represents 401(k) contributions made by the Company on behalf of the Named Executive.

(3) Mr. Finkel's employment with the Company ended in January 1998.

(4) Mr. Flitcroft's employment with the Company ended in February 1998.

(5) Mr. Mahon's employment with the Company ended in December 1998.

(6) Excludes 1,000 shares subject to options granted in September 1997, to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

(7) Excludes 800 shares subject to options granted in September 1996, to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

Stock Option Grants in 1998

           The following table sets forth information concerning individual grants of stock options made pursuant to the Company's 1995 Stock Plan during 1998 to each of the Named Executives. The Company has never granted any stock appreciation rights.


--------------------------------------------------------------------------------

                        OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                Individual Grants
--------------------------------------------------------------------------------
                                                      Percent of
                                                        Total
                                        Number of       Options
                                       Securities      Granted To
                                       Underlying      Employees             Exercise
                                          Options      In Fiscal              or Base
                                        Granted(1)        Year                 Price             Expiration
               Name                         (#)            (%)                ($/Sh)                 Date
                (a)                         (b)            (c)                 (d)                   (e)
------------------------------------ ----------------- ------------------ ---------------- --------------------
Stan Gang ..........................     --                 --                 --                     --

John Centinaro .....................     --                 --                 --                     --

Robert G. Petoia ...................    10,000             23.4              4.272                 01/14/08

Gary S. Finkel .....................     --                 --                 --                     --

Bruce Flitcroft ....................     --                 --                 --                     --

Lawrence Mahon .....................     --                 --                 --                     --

Dennis Samuelson ...................     --                 --                 --                     --
------------------------------------   ------              ----               -----        --------------------



                                     Potential Realizable
                                    Value At Assumed Annual
                                      Rates of Stock Price
                                     Appreciation For Option
                                             Term (3)
                                     ------------------------
               Name                      5%($)    10%($)
                (a)                       (f)      (g)
------------------------------------ ---------  ------------
Stan Gang ..........................     --       --

John Centinaro .....................     --       --

Robert G. Petoia ...................   26,866   68,085

Gary S. Finkel .....................     --       --

Bruce Flitcroft ....................     --       --

Lawrence Mahon .....................     --       --

Dennis Samuelson ...................     --       --
------------------------------------   ------   ------


-------------


(1) Options are granted pursuant to and in accordance with the Plan. See "1995 Stock Plan."

(2) Reflects the repricing of options to $4.27 per share effective December 15, 1998. (see "Report on Repricing of Options").

(3) Represents the difference between (i) the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at rates of 5% and 10% per annum, respectively, and
    (ii) the exercise price of the option.

1995 Stock Plan
---------------

           The Plan was adopted by the Board of Directors and approved by the shareholders of the Company on August 25, 1995. A total of 747,100 shares of Common Stock currently are reserved for issuance upon exercise of options granted or to be granted under the Plan. The Plan is administered by the Option Committee of the Board of Directors of the Company. Subject to the provisions of the Plan, the administrator of the Plan has the discretion to determine the optionees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions and the terms of the option grants. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant. In the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, the exercise price of an option may not be less than 110% of the fair market value per share on the date of grant. The options terminate not more than ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. The options become exercisable in five equal annual installments commencing one year after the date of grant provided that the optionee then remains an employee at the time of vesting of the installments.

Aggregated Option Exercises in 1998 and Year-End Option Values
--------------------------------------------------------------

           The following table sets forth information concerning each exercise of options during 1998 by each of the Named Executives and the year-end number and value of unexercised in-the-money options held by each of the Named Executives.


--------------------------------------------------------------------------------

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
--------------------------------------------------------------------------------



                                                                               Number of
                                                                               Securities                        Value of
                                                                               Underlying                      Unexercised
                                                                               Unexercised                     In-The-Money
                                                                               Options At                       Options At
                                     Shares                                      Fiscal                           Fiscal
                                   Acquired On        Value                     Year-End                         Year-End
                                    Exercise         Realized                      (#)                              ($)
            Name                      (#)               ($)                        (d)                              (e)
             (a)                      (b)               (c)          Exercisable       Unexercisable      Exercisable  Unexercisable
------------------------------ ------------------  --------------  ------------------- ----------------- ------------  -------------

Stan Gang...............               -               -                  -                  -                 -             -

John Centinaro..........               -               -                12,000             23,000              -             -

Robert G. Petoia........               -               -                  -                10,000              -             -

Gary S. Finkel (2)......             4,700           17,569               -                  -                 -             -

Bruce Flitcroft (3).....            10,000           47,200               -                  -                 -             -

Lawrence Mahon..........               -               -                 7,000               -                 -             -

Dennis Samuelson (4)....               -               -                14,500             15,500              -             -
------------------------------ -----------------  --------------- ------------------- ----------------- ---------------  -----------


----------------


(1) Based on a year-end fair market value of the underlying securities equal to $3.69 per share.

(2) On April 14, 1998, Mr. Finkel exercised such options at an exercise price of $9.00 per share.

(3) On March 13, 1998, Mr. Flitcroft exercised such options at an exercise price of $9.00 per share.

(4) Excludes 1,800 shares subject to options granted to Virginia R. Samuelson, an employee of the Company and the wife of Dennis Samuelson.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements
------------

           The following executive officers of the Company entered into three-year employment agreements with the Company, each commencing October 1, 1995. Under the terms of their respective agreements, Messrs. Gang, Centinaro, Mahon, and Samuelson are entitled to an annual base salary of $250,000, $140,000, $155,000 and $150,000, respectively, and bonuses, the amounts and payment of which are within the discretion of the Board of Directors or the Compensation Committee thereof.

           The above-described agreements require each executive to maintain the confidentiality of Company information and assign inventions to the Company. In addition, each of such executive officers has agreed that during the term of his respective agreement and thereafter for a period of up to 18 months, provided that such executive officer is being compensated at one-half of his annual base salary under such agreement, such person will not compete with the Company by engaging in any capacity in any business which is competitive with the business of the Company.

           In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company. The Company has not entered into any change-in-control arrangements.

           Commencing  October 1, 1995, Mr. Flitcroft  entered into a three-year employment agreement with the Company. Under the terms of his employment agreement for 1997, he was entitled to an annual base salary of $200,000 and bonuses, the amounts and payments of which were within the discretion of the Board of Directors or the Compensation Committee thereof. In February 1998, Mr. Flitcroft ended his relationship with the Company. Certain provisions of the employment agreement include maintaining the confidentiality of Company information, and assignment of inventions to the Company. In addition, such agreement includes non-solicitation of Company employees and non-competition with the Company for a period of up to 18 months provided that he is being compensated at one-half of his current annual base salary. The Company notified Mr. Flitcroft that it required his compliance with the non-solicitation and non-competition provisions of his employment agreement. However, on June 30, 1998, Mr. Flitcroft filed suit in the Superior Court of New Jersey, Morris County, against the Company and its Chairman of the Board, President and CEO, alleging, among other things, breach by the Company of Mr. Flitcroft's employment agreement (the "Flitcroft Litigation"). The Company believes that Mr. Flitcroft's claims are without merit and intends to fully and vigorously defend such claims while pursuing all available remedies. On July 16, 1998, without knowledge of the suit filed by Mr. Flitcroft, the Company filed suit against Mr. Flitcroft and Alliant Technologies, Inc., a company believed to be owned and/or operated by Mr. Flitcroft, alleging, among other things, breach of contract and conspiracy to usurp corporate assets and opportunities. The Company has directed arbitration of the claims in dispute in this matter, and such arbitration proceedings commenced as of March 1999. For a more comprehensive discussion of the foregoing, see the disclosure under the heading "Legal Proceedings" found in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

           Effective November 1, 1995, the Company and Mr. Finkel executed a three-year employment agreement pursuant to which Mr. Finkel was entitled to an annual base salary for 1997 of $140,000 and a bonus, the amounts and payments of which were within the discretion of the Board of Directors or the Compensation Committee thereof. In January 1998 Mr. Finkel's relationship with the Company ended. The Company entered into a separation agreement with Mr. Finkel, the provisions of which include maintaining the confidentiality of Company information, assignment of inventions to the Company, mutual releases and covenants not to sue, and a one year restrictive covenant against solicitation of Company employees and competition with the Company. Mr. Finkel's compensation in 1998 includes separation benefits of $36,615.

           With the exception of stock options issued pursuant to the Non-Employee Director Plan and options to purchase 2,500 shares of Common Stock previously issued under the 1995 Stock Plan at $4.00 per share, all stock options were repriced to $4.27 per share effective December 15, 1998. The Option Committee determined that such repricing was necessary and appropriate given the recent fluctuation in the Company's stock price. This action was taken in furtherance of the Company's policy of pending incentives to its employees to achieve maximum Company performance by aligning such employees' interests with those of the Company's stockholders.

           Set forth below is a chart which explains any such repricing of options for all Named Executives in the year ended December 31, 1998.



                                                       10-Year Option Repricing
                                                       ------------------------


                                                                                                                        Length of
                                           Number of                                                                    Original
                                          Securities         Market Price                                             Option Term
                                          Underlying          of Stock at       Exercise Price                         Remaining
                                            Options             Time of           at Time of            New            at Date of
                                          Repriced or        Repricing or        Repricing or         Exercise        Repricing or
            Name            Date            Amended            Amendment          Amendment            Price           Amendment
------------------------ ------------ -------------------- ------------------ ------------------- ----------------- ----------------
Stan Gang                     -                 -                  -                   -                 -                  -
John Centinaro              12/31/95          10,000              4.272               9.000             4.272               7.0
                             9/16/96           5,000              4.272               9.000             4.272               7.8
                             9/16/97          20,000              4.272              13.563             4.272               8.8
Robert G. Petoia             1/14/98          10,000              4.272              13.250             4.272               9.1
Gary S. Finkel                -                 -                  -                   -                 -                  -
Bruce Flitcroft               -                 -                  -                   -                 -                  -
Lawrence Mahon              12/31/95          10,000              4.272               9.000             4.272               7.0
                             9/16/96           2,500              4.272               9.000             4.272               7.8
                             9/16/97           5,000              4.272              13.563             4.272               8.8
Dennis Samuelson            12/31/95          20,000              4.272               9.000             4.272               7.0
                             9/16/96           2,500              4.272               9.000             4.272               7.8
                             9/16/97           7,500              4.272              13.563             4.272               8.8
------------------------ ------------ --------------- ------------------ ------------------- ----------------- -----------------


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

         The Compensation Committee is comprised of Stan Gang, Michael Bruce and Susan Wolford. The Option Committee is comprised of Messrs. Bruce and Miller and Ms. Wolford. There are no Compensation Committee or Option Committee interlocks between the Company and any other entities involving the Company's executive officers and Board of Directors who serve as executive officers of such entities.

         Mr. Gang agreed to indemnify the Company for any and all losses which the Company may sustain, up to $1.0 million arising from or relating to the alleged wrongful conduct of two of its former employees and the current employer of such former employees (the "Defendants"), and to date has paid $675,000 of his personal funds to the Company in connection with an indemnification arrangement with the Company. Pursuant to the terms of the agreement between the Company and Mr. Gang, the Company shall reimburse Mr. Gang in the event and to the extent that the Company is awarded and collects damages from the Defendants, receives sums as a result of a settlement between the Company and the Defendants, or receives proceeds under an insurance policy.

         The Company's Board of Directors has authorized the Company to defend and indemnify Mr. Gang in the Flitcroft Litigation.

         Ms. Wolford has been Managing Director of First Union Capital Markets since August 1997. First Union Capital Markets serves as the Company's financial advisor. In addition, on June 30, 1997 an affiliate of First Union Capital Markets, First Union National Bank ("Bank"), executed a Loan and Security Agreement ("Loan") whereby the Bank expanded the Company's credit facility to enable the Company to borrow, based upon eligible accounts receivable, up to $15.0 million for short-term working capital purposes. Under the credit facility the Company may borrow, subject to certain post-closing conditions and covenants by the Company, (i) for working capital purposes and (ii) for acquisitions. The Company entered into the Loan with the Bank prior to Ms. Wolford's employment with First Union Capital Markets. However, on September 30, 1998, the Company and the Bank executed an amended Loan, on the same or similar terms as above, whereby the Bank extended the Company's credit facility for an additional year through September 30, 1999.

Performance Graph
-----------------

         The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and the Peer Group Index (capitalization weighted) for the period beginning on the date on which the SEC declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance shown on the graph below is not indicative of future price performance.

                   COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)
                  Among the Company, the Nasdaq Composite Index
                           and the Peer Group Index(3)
                            (Capitalization Weighted)



[GRAPHIC OMITTED]




                                                        3/21/96        12/31/96         12/31/97          12/31/98

AlphaNet Solutions, Inc.                                 100.0          147.98           106.36            34.10

Nasdaq Composite Index                                   100.0          163.98           103.25            72.75

Peer Group Index (Capitalization Weighted)               100.0          115.56           141.36            199.37


---------------------
(1) Graph assumes $100 invested on March 21, 1996 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2) Cumulative total return assumes reinvestment of dividends.

(3) The Company has constructed a Peer Group Index consisting of other computer equipment resellers that also provide information technology consulting services to their clients, including Compucom Systems, Inc., DataTec Systems, Inc. (f/k/a Glasgal Communications, Inc.), Government Technology Services, Inc., Micros-to-Mainframes, Inc., Pomeroy Computer Resources, Inc., Transnet Corporation and Vanstar Corporation. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry. Dataflex Corporation, which was formerly included in the Company's Peer Group Index, was removed from such index because its stock was not publicly traded as of 12/31/98.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

           The Compensation Committee has furnished the following report:

           The Company's executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives' interest with that of shareholders by basing a portion of compensation on corporate performance.

           Other than Mr. Petoia, each of the Named Executives has executed employment agreements, which establishes salaries and other terms of employment. The Compensation and Option Committee, however, generally review and determine base salary levels for executive officers of the Company at or about the start of the fiscal year and determine actual bonuses after the end of the fiscal year based upon Company and individual performance.

           The Company's executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, auto allowance, and various other benefits, including medical insurance and a 401(k) Plan, which are generally available to all employees of the Company.

           Salaries, whether established pursuant to contract or otherwise, are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

           Senior executives and key managers who have a direct and measurable ability to impact the Company's financial results are eligible to participate, subject to approval by the Compensation Committee, in the Company's Executive Variable Incentive Plan. The purpose of the plan is to motivate senior executives through variable compensation toward the attainment of corporate and individual goals. Each participant is assigned an incentive target expressed as a percentage of his /her base salary. The incentive target is not based upon a rigid mathematical formula, however, the target incentive is based on two independent categories: corporate earnings per share, and individual performance objectives. Each category is equally weighted. Final evaluation of individual performance and the specific incentive recommendations are subject to management discretion.

           The stock option program is designed to relate executives' and certain middle managers' long-term interests to shareholders' long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives. Certain stock options are subject to forfeiture in the event certain performance goals are not met.

           Based on review of available information, the Committee believes that the current Chief Executive Officer's total annual compensation is reasonable and appropriate given the size, complexity and historical performance of the Company's business, the Company's position as compared to its peers in the industry, and the specific challenges faced by the Company during the year, such as changes in the market for computer products and services and other industry factors. No specific weight was assigned to any of the criteria relative to the Chief Executive Officer's compensation.

                         Compensation Committee Members

                           Stan Gang
                           Michael R. Bruce
                           Susan H. Wolford

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           There are, as of February 26, 1999 approximately 335 holders of record and approximately 3,900 beneficial owners of the Company's Common Stock. The following table sets forth certain information, as of February 26, 1999, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's Directors, nominees, and Named Executives, and (iii) all Directors and executive officers as a group.


Name and Address                                                     Amount and Nature of                    Percent
of Beneficial Owner(1)                                             Beneficial Ownership(1)                 of Class(2)

(i) Certain Beneficial Owners:

Stan Gang(3)
    7 Ridgedale Avenue
    Cedar Knolls, NJ 07927............................                    1,938,000                            30.5




(ii)  Directors, nominees, and Named Executives who are not set forth above:

John Centinaro(4).....................................                     13,844                               *
Robert G. Petoia(5)...................................                      2,000                               *
Gary S. Finkel........................................                        -                                 *
Lawrence Mahon (6)....................................                      7,000                               *
Bruce Flitcroft.......................................                        -                                 *
Dennis Samuelson (7)..................................                      20,375                              *
Michael Gang (8)......................................                      9,000                               *
Michael R. Bruce (9)..................................                      18,681                              *
Susan H. Wolford (10).................................                      8,400                               *
Richard S. Miller (11)................................                        -                                 *
Ira Cohen (12)........................................                        -                                 *
Donald A. Deieso......................................                        -                                 *
Thomas F. Dorazio.....................................                        -                                 *

(iii) All Directors and executive officers as a group (14                 2,037,000                            32.1
      persons)(3) (13)................................


-------------------

*  Less than one percent.

(1) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Applicable ownership percentage is based on 6,259,130 shares of Common Stock outstanding on February 26, 1999 plus presently exercisable stock options held by each such holder which will become exercisable within 60 days after on February 26, 1999.

(3) Does not include 135,000 shares of Common Stock owned by The Gang Annuity Trust dated January 3, 1994. Mr. Gang expressly disclaims beneficial ownership of such shares.

(4) Represents 12,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999, or within 60 days after such date and 1,844 shares owned by Mr. Centinaro. Excludes 23,000 shares underlying options which become exercisable over time after such period.

(5) Represents 2,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date. Excludes 8,000 shares underlying options which become exercisable over time after such period.

(6) Represents 7,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999, or within 60 days after such date. These options subsequently expired on March 29, 1999.

(7) Represents 14,500 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date and 520 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date held by his wife, an employee of the Company. Also, 200 shares are held as a custodian for minor children and 978 are owned by his wife. Excludes 15,500 shares underlying options which become exercisable over time after such period and 1,280 shares underlying options which become exercisable over time after such period owned by his wife, an employee of the Company.

(8) Represents 9,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date. Excludes 6,000 shares underlying options which become exercisable over time after such period. In addition, excludes 135,000 shares owned by The Gang Annuity Trust. Mr. Gang expressly disclaims beneficial ownership of such shares.

(9) Represents 12,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date and 6,000 shares owned by Mr. Bruce and 681 shares owned by his wife. Excludes 8,000 shares underlying options which become exercisable over time after such period.

(10) Represents 8,000 shares of Common Stock underlying options which are exercisable as of February 26, 1999 or within 60 days after such date, 200 shares owned by Ms. Wolford and 200 shares owned as custodian for a minor child. Excludes 12,000 shares underlying options which become exercisable over time after such period.

(11) Excludes 20,000 shares of Common Stock underlying options which will expire upon the expiration of Mr. Miller's term as a director.

(12) Does not include 300,000 shares of Common Stock owned by Fallen Angel Equity Fund, LP, a Delaware limited partnership, in which Mr. Cohen is a limited partner. However, Mr. Cohen disclaims beneficial ownership of such shares of Common Stock.

(13) Includes 19,700 shares of Common Stock underlying options granted to executive officers of the Company not individually listed on the table which are exercisable as of February 26, 1999 or within 60 days after such date and includes an aggregate of 65,020 shares of Common Stock underlying options granted to individuals listed above which are exercisable as of February 26, 1999 or within 60 days after such date. Excludes 102,580 shares underlying options granted to executive officers and Directors which become exercisable over time after such period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           In 1998, the Company paid, as compensation for services rendered to the Company and for sales generated, an aggregate of $716,259 to Michael Gang, the son of Stan Gang, the Company's Chairman of the Board, President, and Chief Executive Officer. Michael Gang serves as a salesperson for the Company. Michael Gang has served as a Director of the Company since September 1995 and as Secretary from September 1995 to October 1997.

           For transactions involving Stan Gang and Susan H. Wolford, each a Director of the Company, see "Executive Compensation Compensation Committee Interlocks and Insider Participation."

           In 1995, the Board of Directors of the Company adopted a policy requiring that any future transactions between the Company and its officers, Directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

       PROPOSAL TO AMEND THE 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

General
-------

           The Board of Directors adopted and the Shareholders of the Company approved on August 25, 1995, the Non-Employee Director Plan. The purpose of the Non-Employee Director Plan is to provide an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of the Company's Board of Directors. Currently there are 100,000 shares of Common Stock reserved for issuance upon exercise of options granted under the Non-Employee Director Plan. Shares optioned under the Non-Employee Director Plan may be either authorized but unissued shares or previously issued shares reacquired by the Company. Shares of Common Stock covered by an unexercised portion of any terminated option may again be subject to options granted under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Option Committee of the Board of Directors.

           Under the terms of the Non-Employee Director Plan, each non-employee Director who was a Board member on the effective date of the Company's initial public offering of its Common Stock (the "IPO") or who thereafter becomes a member of the Board shall be automatically granted, on the effective date of the IPO or the date thereafter that such person becomes a member of the Board, an option to purchase 20,000 shares of the Common Stock.

           The exercise price per share of the Common Stock sold under the Non-Employee Director Plan will be equal to the "fair market value" of a share of Common Stock on the applicable grant date (the "Exercise Date"). The fair market value will be deemed to be (i) the average of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market.

           The Non-Employee Director Plan is intended to comply with certain requirements of Rule 16b-3 under the Exchange Act. As a result, acquisitions of shares of Common Stock pursuant to the Non-Employee Director Plan complying with the requirements of Rule 16b-3 will not be subject to matching and "short-swing profit recapture" under Section 16(b) of the Exchange Act. Messrs. Bruce and Miller and Ms. Wolford, each a non-employee Director who is eligible to participate in the Non-Employee Director Plan, have been appointed to the Option Committee which administers the Non-Employee Director Plan.

           The term of the Non-Employee Director Plan will extend through August 31, 2005, unless terminated earlier by the Board of Directors. The Board of
Directors generally has the right to amend or terminate the Non-Employee Director Plan without the consent of participants or shareholders, subject to certain exceptions. The numbers of shares of Common Stock which can be purchased pursuant to options under the Non-Employee Director Plan are subject to adjustment in the event of certain recapitalizations of the Company.
Participants' rights pursuant to the Non-Employee Director Plan are not transferable. Generally, the Company's Board of Directors, without the consent of Shareholders, can terminate or amend the Non-Employee Director Plan, except that no such action can adversely affect options previously granted and, without Shareholder approval, the Board may not: (i) increase the total amount of Common Stock allocated to the Non-Employee Director Plan (except for permitted capital adjustments); (ii) change the class of eligible Directors; or (iii) extend the term of the Non-Employee Director Plan.

           Options to be issued under the Non-Employee Director Plan will be designated as NQSOs which receive no special tax treatment, but are taxed pursuant to Section 83 of the Code. Under the provisions of that Section, if an option is granted in connection with the performance of services and has a "readily ascertainable fair market value" at the time of the grant, the optionee will be deemed to have received compensation income in the year of grant in an amount equal to the excess of the fair market value of the option at the time of grant over the amount, if any, paid by the optionee for the option. However, a NQSO generally has a "readily ascertainable fair market value" only when the option is actively traded on an established market and when certain stringent Internal Revenue Code requirements are met.

           If the option does not have a readily ascertainable fair market value at the time of the grant, the option is not included as compensation income at that time. Rather, the optionee realizes compensation income only when the option is exercised, and the optionee has become substantially vested in the shares transferred. The shares are considered to be substantially vested when they are either transferable or not subject to a substantial risk of forfeiture. The amount of income realized is equal to the excess of the fair market value of the shares at the time the shares become substantially vested over the sum of the exercise price plus the amount, if any, paid by the optionee for the option. If a NQSO is exercised through payment of the exercise price by the delivery of Common Stock, to the extent that the number of shares received by the optionee exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time only in the amount of the fair market value of such excess shares, and the tax basis of such excess shares will be such fair market value.

           Once a NQSO is subject to tax as compensation income, it is treated as an investment option or investment shares and becomes subject to the investment property rules. No gain or loss arises from the exercise of an option that was taxed at the time of grant. When the optionee disposes of the shares acquired pursuant to a NQSO, whether taxed at the time of grant or exercise, or some other terms, the optionee will recognize capital gain or loss equal to the difference between the amount received for the shares and the optionee's basis in the shares.

           Generally, the optionee's basis in the shares will be the exercise price plus the optionee's basis in the option. The optionee's basis in the option is equal to the sum of the compensation income realized at the time of grant or exercise, whichever is applicable, and the amount, if any, paid by the optionee for the option. In the compensatory option context, optionees normally pay nothing for the grant of the option so the basis in the option will usually be the amount of compensation income realized at the time of grant or exercise. Thus, the optionee's basis in the shares will generally be equal to the exercise price of the option plus the amount of compensation income realized by the optionee plus the amount, if any, paid by the optionee for the option. The capital gain or loss will be short-term if the shares are disposed of within one year after the option is exercised, and long-term if the shares are disposed of more than one year after the option is exercised.

           If a NQSO is taxed at the time of grant and expires or lapses without being exercised, the lapse is deemed to be a sale or exchange of the option on the day the option expires and the amount of income realized is zero. The optionee recognizes a capital loss in the amount of the optionee's basis (compensation income realized at the time of the grant plus the amount, if any, paid by the optionee for the option) in the option at the time of the lapse. The loss is short-term or long-term, depending on the optionee's holding period in the option. If a NQSO is not taxed at the time of grant and expires without being exercised, the optionee will have no tax consequences unless the optionee paid for the option. In such case, the optionee would recognize a loss in the amount of the price paid by the optionee for the option.

           The Company is generally entitled to a deductible compensation expense in an amount equivalent to the amount included as compensation income to the optionee. This deduction is allowed in the Company's taxable year in which the income is included as compensation to the optionee. The Company is only entitled to this deduction if the Company deducts and withholds upon the amount included in an employee's compensation.

           The preceding discussion is based upon federal tax laws and regulations in effect on the date hereof, which are subject to change, and upon an interpretation of the relevant sections of the Internal Revenue Code, their legislative histories and the income tax regulations which interpret similar provisions of the Internal Revenue Code. Furthermore, the foregoing is only a general discussion of the federal income tax aspects of the Non-Employee Director Plan and does not purport to be a complete description of all federal income tax aspects of the Non-Employee Director Plan. Optionees may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Non-Employee Director Plan and the sale or other disposition of shares acquired upon exercise of the options. Each optionee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local tax consequences of participating in the Non-Employee Director Plan.

Previously Granted Options Under the 1995 Non-Employee Director Plan
--------------------------------------------------------------------

           As of February 26, 1999, the Company had granted options to purchase an aggregate of 68,000 shares of Common Stock under the Non-Employee Director Plan at an average exercise price of $11.30 per share. As of February 26, 1999, 24,000 options to purchase shares were vested and no options to purchase shares had been exercised under the Non-Employee Director Plan. The following table sets forth the options granted under the Non-Employee Director Plan to all, past and present, non-employee Directors of the Company and each nominee for election as a Director.



                                                                Options Granted           Weighted Average
                                                                    through                Exercise Price
                          Name                                  March 31, 1999                per share              Expiration Date
Michael R. Bruce......................................              20,000                      $10.50                    03/20/06

Richard S. Miller ....................................              20,000                      12.00                    05/29/08

David J. Sorin........................................               8,000                      11.375                   05/13/99

Susan H. Wolford......................................              20,000                      11.375                    05/03/06

Ira Cohen.............................................                 -                          -                          -

Donald A. Deieso......................................                 -                          -                          -

Thomas F. Dorazio.....................................                 -                          -                          -


         As of February 26, 1999, the market value of the Common Stock underlying the Non-Employee Director Plan was $4.00 per share.

Proposed Amendment
------------------

           Shareholders are being asked to consider and vote upon a proposed amendment (the "Amendment") to the Non-Employee Director Plan which will provide for annual grants, immediately upon the election or re-election of non-employee directors, of 5,000 fully vested stock options. Options previously issued under the Non-Employee Director Plan will continue to vest in accordance with the five-year vesting schedule currently in effect. However, effective upon shareholder approval of the Amendment, the aforementioned annual grants will replace the one-time grant of 20,000 stock options currently awarded to newly-elected non-employee directors. Under the Amendment, any non-employee director whose term of office is expiring as of May 20, 1999 and who is not standing for nomination or re-election as a director will, in the discretion of management, be eligible to receive, on such date, a one-time grant of 10,000 fully vested stock options, exercisable for a period of one year from such date.

         The Board of Directors believes that the Amendment provides an important inducement to recruit and retain the best available directors. The Board of Directors believes that providing directors with an opportunity to invest in the Company rewards them appropriately for their efforts on behalf of the Company. In addition, the Board of Directors believes that the approval of the Amendment by the shareholders will serve to more closely align the interests of outside directors with the Company's shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE NON-EMPLOYEE DIRECTOR PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has, subject to shareholder approval, retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 1999. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 1998. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent accountants.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

         One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

         Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 1999 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 17, 1999.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

         Certain information contained in this Proxy Statement relating to the occupations and security holdings of Directors and officers of the Company is based upon information received from the individual Directors and officers.



         ALPHANET SOLUTIONS, INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 13, 1999, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO JACK P. ADLER, SECRETARY OF ALPHANET SOLUTIONS, INC. 7 RIDGEDALE AVENUE, CEDAR KNOLLS, NJ 07927, TELEPHONE No. (973) 267-0088. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

         PLEASE  DATE,   SIGN  AND  RETURN  THE  PROXY  CARD  AT  YOUR  EARLIEST
CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                       By Order of the Board of Directors,

                                  /s/Jack P. Adler
                                  ------------------------
                                  Jack P. Adler
                                  Secretary

Cedar Knolls, New Jersey
April 16, 1999

                                                                      Appendix A

                            AlphaNet Solutions, Inc.

                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         1. Purpose. This Non-Qualified Stock Option Plan, to be known as the 1995 Non-Employee Director Stock Option Plan (the "Plan"), is intended to promote the interests of AlphaNet Solutions, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are not employees or officers of the Company to serve as members of its Board of Directors (the "Board"), each such person hereinafter referred to as a "Non-Employee Director."

         2. Available Shares. The total number of shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for which options may be granted under the Plan shall not exceed 100,000 shares, subject to adjustment in accordance with Section 10 of the Plan. Shares subject to the Plan are authorized but unissued shares, or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor shall continue to be available under the Plan.

         3. Administration. The Plan shall be administered by the Board or by a committee appointed by the Board (the "Committee"). In the event the Board fails to appoint or refrains from appointing a Committee, the Board shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board. The Committee shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions hereunder, and to adopt and amend such rules and regulations for the administration of the Plan, as it may deem desirable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

         4. Automatic Grant of Options. Subject to the availability of shares under the Plan:

            (a) each Non-Employee Director who is a member of the Board on the effective date of the Company's initial public offering (the "IPO") shall be automatically granted on the effective date of the IPO, without further action by the Board, an option to purchase 20,000 shares of the Common Stock;

            (b) each Non-Employee Director who first becomes a member of the Board after the IPO but prior to May 20, 1999 shall be automatically granted, on the date such person becomes a member of the Board, an option to purchase 20,000 shares of the Common Stock; and

            (c) notwithstanding Section 4(a) or Section 4(b) above, each Non-Employee Director who is elected to the Board on or after May 20, 1999 shall be granted an option to purchase 5,000 shares of Common Stock upon the date on which he or she is elected to the Board, and shall be granted an additional option to purchase 5,000 shares of Common Stock upon each date such Non-Employee Director is subsequently re-elected a Director at each annual meeting of shareholders; further, any Non-Employee Director whose term of office is expiring as of May 20, 1999 and who is not standing for nomination or re-election as a Director will, in the discretion of management, be eligible to receive on such date a one-time grant of 10,000 fully vested stock options, exercisable for a period of one year from such date.

         The term "Grant Date" as used hereinafter shall mean, in the case of a grant under Section 4(a), the effective date of the IPO, or, in the case of a grant under Section 4(b), the date the optionee becomes a member of the Board, or, in the case of a grant under Section 4(c), the date the optionee first becomes a member of the Board and each subsequent date in which the optionee is re-elected to the Board by the shareholders of the Company.

         The options to be granted under this Section 4 shall be the only options ever to be granted at any such time to such member under the Plan.

         5. Option Price. The purchase price of the stock covered by an option granted pursuant to the Plan shall be 100% of the fair market value of such shares on the Grant Date. The option price will be subject to adjustment in accordance with the provisions of Section 10 of the Plan. For purposes of the Plan, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. The "fair market value" of the stock issuable upon exercise of an option granted pursuant to Section 4(a) hereof shall be deemed to be equal to the initial public offering price per share.

         6. Period of Option. Unless sooner terminated in accordance with the provisions of Section 8 of the Plan, an option granted hereunder shall expire on the date which is ten (10) years after the Grant Date.

         7. (a) Vesting of Shares and Non-Transferability of Options. Options granted under the Plan shall not be exercisable until they become vested. Options granted pursuant to Section 4(a) and Section 4(b) the Plan shall vest in the optionee and thus become exercisable in accordance with the following schedule, provided that the optionee has continuously served as a member of the Board through such vesting date, and subject also to Subsection (b) of this
Section 7:



   Percentage of Option Shares for which
   Option Will be Exercisable                       Date of Vesting
   --------------------------                       ---------------

            20%                                     One year from Grant Date
            40%                                     Two years from Grant Date
            60%                                     Three years from Grant Date
            80%                                     Four years from Grant Date
            100%                                    Five years from Grant Date


           The number of shares as to which options may be exercised shall be cumulative, so that once the option shall become exercisable as to any shares it shall continue to be exercisable as to said shares, until expiration or termination of the option as provided in the Plan.

            (b) Options granted pursuant to Section 4(c) above shall be fully vested and become immediately exercisable upon the Grant Date.

            (c) Notwithstanding Subsection (a) or (b) of this Section 7, if an optionee attends less than 80% of the Board meetings (whether regular or special)  held in any  fiscal  year (a  "Default  Year"),  then  either  (i) the optionee shall forfeit his exercise rights with respect to the option installment which vested on the preceding annual vesting date or grant date, as the case may be, in proportion to the percentage of Board meetings actually attended by such optionee during the Default Year; or (ii) in the event that the optionee does not own a sufficient number of exercisable options to satisfy the forfeiture obligation described above, the optionee shall forfeit his right to receive the next succeeding annual installment of the option, in proportion to the percentage of Board meetings which the optionee actually attended in the Default Year. By way of illustration, if an optionee attends only 50% of the actual meetings of the Board of Directors (whether regular or special) held in any fiscal year, then the optionee shall forfeit the right to exercise 50% of the option installment which became exercisable on the preceding annual vesting date or grant date, as the case may be. If, however, the optionee had already exercised 75% of the preceding option installment, and did not own any additional unexercised options available to satisfy the forfeiture obligation, the optionee would forfeit the remaining 25% of the prior installment, and would also forfeit the right to receive or exercise 25% of the next succeeding annual option installment. Attendance at Board meetings may be in person or via teleconference, or any manner consistent with the Amended and Restated Bylaws of the Company.

            (d) Non-transferability. Any option granted pursuant to the Plan shall not be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and shall be exercisable during the optionee's lifetime only by him or her.


         8. Termination of Option Rights.

            (a) In the event that an optionee ceases to be a member of the Board by reason of his or her death or permanent disability, any option granted to such optionee shall be immediately and automatically accelerated and become fully vested and all unexercised options shall be exercisable by the optionee (or by the optionee's personal representative, heir or legatee, in the event of death) at any time prior to the scheduled expiration date of the option.

            (b) In the event any optionee: (i) ceases to be a member of the Board of Directors at the request of the Company; (ii) is removed without cause; or (iii) otherwise does not stand for nomination or re-election as a Director of the Company at the request of the Company, then any unexercised options, to the extent not vested at the date of the applicable event, shall immediately terminate and become void, and to the extent any such options are vested at such date, they shall continue to be exercisable for a period of one year from the date of the applicable event; provided, however, that no portion of any option, vested or unvested, may be exercised if the optionee is removed from the Board of Directors for any one of the following reasons: (i) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (ii) the commission of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iii) the unauthorized disclosure of any trade secret or confidential information of the Company; (iv) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to breach a contract with the Company; or (v) engages in any conduct or activity on behalf of any organization or entity which is a competitor of the Company (unless such conduct or activity is approved by a majority of the members of the Board of Directors).

         9. Exercise of Option. Subject to the terms and conditions of the Plan and the option agreements, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Company by mail or in person addressed to AlphaNet Solutions, Inc., 7 Ridgedale Avenue, Cedar Knolls, New Jersey 07927, Attention: President, or at its then principal executive offices, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares. Payment may be (a) in United States dollars in cash or by check, (b) in whole or in part in shares of Common Stock of the Company already owned by the person or persons exercising the option or shares subject to the option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time) valued at fair market value determined in accordance with the provisions of Section 5, or (c) consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. There shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares. The Company's transfer agent shall, on behalf of the Company, prepare a certificate or certificates representing such shares acquired pursuant to exercise of the option, shall register the optionee as the owner of such shares on the books of the Company and shall cause the fully executed certificate(s) representing such shares to be delivered to the optionee as soon as practicable after payment of the option price in full. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares shall be delivered to him or her upon the due exercise of the option.

         10. Adjustments Upon Changes in Capitalization and Other Events. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him or her hereunder shall be adjusted as hereinafter provided:

            (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

            (b)   Recapitalization   Adjustments.   If  the  Company  is  to  be
consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise, each option granted under the Plan which is outstanding but unvested as of the effective date of such event shall become exercisable in full twenty (20) days prior to the effective date of such event. In the event of a reorganization, recapitalization, merger, consolidation, or any other change in the corporate structure or shares of the Company, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, adjustments shall be made in the number and kind of shares authorized by the Plan and in the number of and kind of shares covered by, and the option price of, outstanding options under the Plan, in each case, as necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such option. Notwithstanding the foregoing, no such adjustments shall be made which would, within the meaning of any applicable provisions of the Internal Revenue Code of 1986, as amended, constitute a modification, extension or renewal of any option or a grant of additional benefits to the holder of an option.

            (c) Issuance of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

            (d) Adjustments. Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Section 2 of the Plan that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect such events. The Board shall determine the specific adjustments to be made under this Section 10 and its determination shall be conclusive.

           11. Restrictions on Issuances of Shares. Notwithstanding the provisions of Sections 4 and 9 of the Plan, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until one of the following conditions shall be satisfied:

            (a) The issuance of shares with respect to which the option has been exercised is at the time of the issue of such shares registered under applicable Federal and state securities laws as now in force or hereafter amended; or

            (b) Counsel for the Company shall have given an opinion that the issuance of such shares is exempt from registration under Federal and state securities laws as now in force or hereafter amended; and that the Company has complied with all applicable laws and regulations with respect thereto, including without limitation, all regulations required by any stock exchange upon which the Company's outstanding Common Stock is then listed.

           12. Legend on Certificates. The certificate representing shares issued pursuant to the exercise of an option granted hereunder shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, as amended, or any state securities laws.

           13. Representation of Optionee. If requested by the Company, the optionee shall deliver to the Company written representations and warranties upon exercise of the option that are necessary to show compliance with Federal and state securities laws, including representations and warranties to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933, as amended).

           14. Option Agreement. Each option granted under the provisions of the Plan shall be evidenced by an option agreement, which agreement shall be duly executed and delivered on behalf of the Company and by the optionee to whom such option is granted. The option agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the officer executing it.

           15. Termination and Amendment of Plan. The Plan shall terminate on the earlier to occur of August 31, 2005 or at such time as all shares reserved for issuance hereunder (including any amendments hereto) shall have been issued. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on such matter at a meeting, (a) increase the maximum number of shares for which options may be granted under the Plan (except by adjustment pursuant to Section 10), (b) materially modify the requirements as to eligibility to participate in the Plan,
(c) materially  increase  benefits accruing to option holders under the Plan, or
(d) amend the Plan in any manner which would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to become inapplicable to the Plan; and provided further that the provisions of the Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereto) under the Securities Act of 1934, as amended (including without limitation, provisions as to eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his or her rights under an option previously granted to him or her.

           16. Withholding of Income Taxes. Upon the exercise of an option, the Company, in accordance with Section 3402(a) of the Internal Revenue Code, as amended, may require the optionee to pay withholding taxes in respect of amounts considered to be compensation includible in the optionee's gross income.

           17. Compliance with Regulations. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and any applicable Securities and Exchange commission interpretations thereof. If any provision of the Plan is deemed not to be in compliance with Rule 16b-3, such provision of the Plan shall be null and void.

           18. Governing Law. The validity and construction of the Plan and the instruments evidencing options shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of law thereof.

           19. Acceleration and Vesting of Option for Business Combinations. Upon any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or a business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business, then the options granted under Section 4(a) or Section 4(b) of the Plan shall, immediately prior to the consummation of any of the foregoing events, become fully vested and immediately exercisable by the optionee.